Exhibit 10.101

STANDARD OFFICE LEASE

This Standard Office Lease (“Lease”) is made and entered into as of this              day of                   , 2009, by and between “Landlord” (as defined below), and Kennedy-Wilson, Inc., a Delaware corporation (“Tenant”).

As used herein, “Landlord” shall mean 9701-HEMPSTEAD PLAZA, LLC, a Delaware limited liability company, 9701-CAROLINA GARDENS LLC, a Delaware limited liability company, 9701-WEST POINT REALTY LLC, a Delaware limited liability company, 9701-DAKOTA LEASING LLC, a Delaware limited liability company and 9701-IOWA LEASING LLC, a Delaware limited liability company, as Tenants-in-Common.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as the entire seventh floor (the “Seventh Floor Premises”) and that portion of the sixth floor (the “Sixth Floor Premises”) designated on the plan attached hereto and incorporated herein as Exhibit “A” (collectively, the “Premises”), of the project (“Project”) located at 9701 Wilshire Boulevard, Beverly Hills, California 90212, for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

A.	Term:	Seven (7) years.

	Commencement Date:	January 1, 2010.

	Expiration Date:	December 31, 2016

B.	Square Footage:	12,947 rentable square feet for the Seventh Floor Premises. 3,085 rentable square feet for the Sixth Floor Premises.

C.	Basic Rental:

Lease Year	Monthly Basic Rental Per Rentable Square Foot
1	$4.50
2	$4.65
3	$4.82
4	$4.99
5	$5.16
6	$5.34
7	$5.53

D.	Base Year:	Calendar year 2010

E.	Tenant’s Proportionate Share:	To be calculated based upon the Project containing 111,165 rentable square feet after measurement of Sixth Floor Premises.

F.	Security Deposit:	None

G.	Permitted Use:	General office use consistent with the character of the Project as a first-class office project.

H.	Brokers:	Kennedy-Wilson (for Tenant) Madison Partners (for Landlord)

I.	Parking Passes:

Tenant shall rent three and seven-tenths (3.7)  parking passes for each 1,000 rentable square feet contained in the Premises (the “Total Passes”).  Of the Total Passes, Tenant shall rent eight (8) reserved parking passes and the remainder shall be unreserved passes, upon the terms and conditions and at the rates provided in Article 23 hereof.

J.	Initial Installment of Basic Rental:	The first full month’s Basic Rental shall be due and payable by Tenant to Landlord upon Tenant’s execution of this Lease.

ARTICLE 2

TERM/PREMISES

The Term of this Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A. of the Basic Lease Provisions.  For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Term, with the first (1st) Lease Year commencing on the Commencement Date; however, (a) if the Commencement Date falls on a day other than the first (1st) day of a calendar month, the first (1st) Lease Year shall end on the last day of the eleventh (11th) month after the Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first (1st) day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date.  If Landlord does not deliver possession of the Premises to Tenant on or before January 1, 2009 (the “Estimated Delivery Date”), Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder; provided, however, the Commencement Date and the Expiration Date shall be delayed one (1) day for each one (1) day after the Estimated Delivery Date that occurs prior to the date that Landlord delivers possession of the Premises to Tenant.  Landlord and Tenant hereby stipulate that the Seventh Floor Premises contains the number of square feet specified in Article 1.B. of the Basic Lease Provisions.   It is anticipated that the Sixth Floor Premises shall be approximately 3,000 rentable square feet; provided, however, Landlord and Tenant shall each have the right, upon notice (the “Remeasurement Notice”) delivered to the other party within ninety (90) days following the date of this Lease, to measure the usable square feet of the Sixth Floor Premises, which shall then be multiplied by the 19.00% load factor used by Landlord for the Building in order to determine the rentable square feet of the Sixth Floor Premises.  In the event that any measurement pursuant to the terms of this Section, all amounts, percentages and figures appearing or referred to in this Lease based upon an incorrect amount (including, without limitation, the amount of the Base Rent, Tenant’s Pro Rata Share, the Tenant Improvement Allowance, the Termination Fee, the number of parking spaces and any other item based upon the Premises’ or Building’s rentable square footage) shall be modified in accordance with such determination.  If either party disagrees with the other party’s measurement and if a dispute occurs regarding the final accuracy of the measurement of any space, such dispute will be resolved pursuant to binding arbitration by (and in accordance with the rules of) the American Arbitration Association.  In the event that Landlord’s architect/space planner determines that the amounts thereof shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the Basic Rental, Tenant’s Proportionate Share, the Termination Fee and the Tenant Improvement Allowance) shall be modified in accordance with such determination.  If such determination is made, it will be confirmed in writing by Landlord to Tenant.  Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit “C”, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.  Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

Tenant may enter into the Premises upon the delivery of possession of the Premises to Tenant by Landlord for the purpose of installing the Tenant Improvements, the furniture, trade fixtures, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Commencement Date. All of the provisions of this Lease shall apply to Tenant during any early entry, including, without limitation, the indemnities set forth in this Lease, but excluding the obligation to pay Basic Rental only. Landlord may revoke its permission for Tenant’s early entry if Tenant’s activities or workers interfere with the completion of the Landlord’s Work. If Tenant is granted early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, subtenants, assigns, licensees or invitees. Landlord shall have the right to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to the provisions of this Lease.

ARTICLE 3

RENTAL

(a)                                  Basic Rental.  Tenant agrees to pay to Landlord during the Term hereof, at Landlord’s office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the monthly and annual sums as set forth in Article 1.C. of the Basic Lease Provisions, payable in advance on the first (1st) day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first (1st) day or last day of a calendar month, the rent for such month shall be prorated.  Notwithstanding the foregoing, the first full month’s Basic Rental shall be paid to Landlord in accordance with Article 1.J. of the Basic Lease Provisions and, if the Commencement Date is not the first day of a month, Basic Rental for the partial month commencing as of the Commencement Date shall be prorated based upon the actual number of days in such month and shall be due and payable upon the Commencement Date.  Any and all amounts due and payable by Tenant pursuant to this Lease (other than Basic Rental and the Security Deposit) shall be deemed “Additional Rent” and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments.  Basic Rental and Additional Rental are sometimes herein collectively referred to as “Rental”.

(b)                                 Increase in Direct Costs.  The term “Base Year” means the calendar year set forth in Article 1.D. of the Basic Lease Provisions.  In the event either the Premises and/or the Project is expanded or reduced, then Tenant’s Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant’s Proportionate Share for such calendar year shall be determined on the basis of the number of days during that particular calendar year that such Tenant’s Proportionate Share was in effect.  In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty five (365).

I                                            Definitions.  As used herein the term “Direct Costs” shall mean the sum of the following:

(i)            “Tax Costs”, which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the “Real Property”) or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, then except to the extent such items are payable by Tenant under Article 6 below, such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term “Direct Costs.”  In no event shall Tax Costs included in Direct Costs for any year subsequent to the Base Year be less than the amount of Tax Costs included in Direct Costs for the Base Year.  In addition, when calculating Tax Costs for the Base Year, special assessments shall only be deemed included in Tax Costs for the Base Year to the extent that such special assessments are included in Tax Costs for the applicable subsequent calendar year during the Term.  Despite any other provision of this Lease, the amount of Tax Costs for the Base Year and any comparison year after the Base Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Revenue and Taxation Code section 51 (Proposition 8 reduction). Therefore, the Tax Costs in the Base Year or any comparison year after the Base Year may be greater than those actually incurred by Landlord but shall, nonetheless, be the Tax Costs due under this Lease. Despite the foregoing, on a reassessment the component of Base Year Tax Costs attributable to the assessed value of the Real Property under Proposition 13 (as adopted by the voters of the State of California in the June 1978 election) before the reassessment (without taking into account any Proposition 8 reductions) shall be reduced for purposes of comparison to all subsequent comparison years (beginning with the subsequent comparison year in which the reassessment took place) to an amount equal to the real estate taxes based on that reassessment.

(ii)           “Operating Costs”, which shall mean all costs and expenses paid or incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding cabling and wiring, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project.  Operating Costs shall include but not be limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers’ compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding cabling and wiring and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning and window washing; hired services; a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; accountant’s fees incurred in the preparation of rent adjustment statements (including, without limitation, bookkeeping and other property accounting costs); legal fees; real estate tax consulting fees; personal property taxes on property used in the maintenance and operation of the Project; fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners’ association pertaining to the Project; capital expenditures incurred to effect economies of operation of, or stability of services to, the Project or otherwise incurred in order to enhance or upgrade the safety, security, fire/life/safety or other operating systems of the Project, and capital expenditures required by government regulations, laws, or ordinances including, but not limited to the Americans with Disabilities Act; provided however that any such permitted capital expenditure shall be amortized (with interest at ten percent (10%) per annum) over its useful life and only the amortized portion (together with accrued interest thereon) shall be included in Operating Costs for such year; costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance projects (e.g., parking lot slurry coat or replacement of lobby and elevator cab carpeting); the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance in connection with the Project carried by Landlord; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project.  In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted.  In no event shall costs for any item of utilities included in Direct Costs for any year subsequent to the Base Year be less than the amount included in Direct Costs for the Base Year for such utility item.  Notwithstanding anything to the contrary set forth in this Article 3, when calculating Operating Costs for the Base

Year, Operating Costs shall exclude (a) increases due to extraordinary circumstances including, but not limited to, labor-related boycotts and strikes, utility rate hikes, utility conservation surcharges, or other surcharges, insurance premiums resulting from terrorism coverage, catastrophic events and/or the management of environmental risks, and (b) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years).  Furthermore, if a category or categories of services are provided or an unexpected increase in services are provided by Landlord in the Base Year, but not in “subsequent” calendar year(s), the Base Year shall be retroactively adjusted to reflect the Direct Costs which would have been incurred during the Base Year had such category or categories of services or unexpected increase in services not been provided during the Base Year.

Operating Costs shall not include:

(A)          Any ground lease or master lease rental;

(B)           Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(C)           Advertising and promotional expenditures, including but not limited to, tenant newsletters and Project promotional gifts, events or parties for future occupants, and the costs of signs (other than the Project directory) in on the Project identifying the owner of the Project or any other building in the Project or other tenants’ signs;

(D)          The cost of any electric power for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly; provided, however, that if any tenant in the Project contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Project shall be “grossed up” to reflect what those costs would have been had each tenant in the Project used the Project-standard amount of electric power;

(E)           Costs arising from Landlord’s charitable or political contributions;

(F)           Costs for the acquisition and insurance of (as contrasted with the maintenance of) sculptures, paintings or other objects of art;

(G)           Capital improvements, except for those (i) acquired to reduce Operating Expenses, and/or (ii) incurred in order to comply with any governmental law, rule, regulation and/or ordinance (and/or interpretation thereof), provided that such capital costs shall be amortized over their useful lives, as reasonably determined by Landlord, together with interest at 10% per annum.

(H)          Reserves of any kind, including, but not limited to, bad debts or lost rent or for future improvements, repairs, replacements or additions;

(I)            Except as expressly provided hereinabove, costs incurred in connection with any governmental laws and regulations applicable to the Project if such costs are incurred because the Project was not compliant with such governmental laws and regulations applicable to the Project on the date of this Lease (with the applicability determined based on the condition and occupancy of the Project on the date of this Lease), including, but not limited to, life, fire and safety codes, and federal, state or local laws or regulations related to disabled access, including, but not limited to, the Americans With Disabilities Act; provided, however, that nothing contained herein shall be construed to restrict Landlord from passing through to the tenants as part of Direct Costs, costs incurred in connection with any change in any life, fire and safety code, and federal state or local laws or regulations after the date of this Lease;

(J)            Costs penalties, fines or awards and interest incurred as a result of Landlord’s gross negligence in Landlord’s operation of the Project, violations of law (except to the extent that the violation of law arise due to a change in the law rather than a change in

Landlord’s actions or inactions or a change in the Project), negligence or inability or unwillingness to make payments and/or to file any income tax, other tax or informational returns when due;

(K)          Costs arising from the gross negligence, recklessness or intentional misconduct of Landlord or its employees, contractors or agents, or of any other tenant, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents; and

(L)           Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Project or any part thereof.

(d)                                 Determination of Payment.

(i)                                     If for any calendar year ending or commencing within the Term, Tenant’s Proportionate Share of Direct Costs for such calendar year exceeds Tenant’s Proportionate Share of Direct Costs for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 3(d)(ii) and (iii), below, and as Additional Rent, an amount equal to the excess (the “Excess”).

(ii)                                  Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Costs for the then-current calendar year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing Tenant’s Proportionate Share of Direct Costs for such calendar year, which shall be based upon the Estimate, to Tenant’s Proportionate Share of Direct Costs for the Base Year.  The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from subsequently enforcing its rights to collect any Estimated Excess under this Article 3, once such Estimated Excess has been determined by Landlord.  If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current calendar year, Tenant shall pay, with its next installment of Monthly Basic Rental due, a fraction of the Estimated Excess for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(ii)).  Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator.  Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the Monthly Basic Rental installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

(iii)                               In addition, Landlord shall endeavor to give to Tenant as soon as reasonably practicable following the end of each calendar year, a statement (the “Statement”) which shall state the Direct Costs incurred or accrued for such preceding calendar year, and which shall indicate the amount, if any, of the Excess.  Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Excess are less than the actual Excess as specified on the Statement, Tenant shall pay, with its next installment of monthly Basic Rental due, the full amount of the Excess for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Excess.  If, however, the Statement indicates that amounts paid by Tenant as Estimated Excess are greater than the actual Excess as specified on the Statement, such overpayment shall be credited against Tenant’s next installments of Estimated Excess.  The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3, once such Statement has been delivered.  Even though the Term has expired or been terminated and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Section 3(d).  The provisions of this Section 3(d)(iii) shall survive the expiration or earlier termination of the Term.

(iv)          If the Project is a part of a multi-building development (the “Development”), those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the other buildings within such development on an equitable basis, as reasonably determined by Landlord.

(e)           Audit Right.  Within one hundred twenty (120) days after receipt of a Statement by Tenant (“Review Period”), if Tenant disputes the amount set forth in the Statement, Tenant’s employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not retained on a contingency fee basis), designated by Tenant, may, after reasonable notice to Landlord (“Review Notice”) and at reasonable times, inspect Landlord’s records at Landlord’s offices, provided that Tenant is not then in default after expiration of all applicable cure periods and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord’s records in strict confidence.  Notwithstanding the foregoing, Tenant shall only have the right to review Landlord’s records one (1) time during any twelve (12) month period.  If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing (“Dispute Notice”) that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with Landlord’s standard accounting practices, at Tenant’s expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm.  Tenant’s failure to deliver the Review Notice within the Review Period or to deliver the Dispute Notice within thirty (30) days after the Review Period shall be deemed to constitute Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.  If Tenant timely delivers the Review Notice and the Dispute Notice, Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based.  However, if such certification by the accountant proves that the Direct Costs charged to Tenant, as set forth in the Statement were overstated by more than ten percent (10%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord, provided that in no event shall Landlord be responsible for costs hereunder in excess of the amount of such overstatement.  Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Direct Costs payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

(f)                                    Controllable CAM Cap.  Landlord shall cap the increase in “Controllable CAM” (as defined below) at five percent (5%) per year, determined on a cumulative and compounding basis.  As used herein, the term “Controllable CAM”  shall mean all Common Area Expenses, except for the following:  (i) the cost of all charges for electricity, gas, water and other utilities; (ii)  the cost of all charges for all insurance for the Project carried by Landlord; (iii) the cost of all charges for labor that is subject to collective bargaining agreements; and (iv) all Tax Costs.

ARTICLE 4

INTENTIONALLY OMITTED

ARTICLE 5

HOLDING OVER

Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall, at Landlord’s option, become either a tenant at sufferance or a month-to-month tenant upon each and all of the terms herein provided as may be applicable to such a tenancy and any such holding over shall not constitute an extension of this Lease.

Tenant may elect to delay the Expiration Date of this Lease by up to three (3) months (the “Holdover Period”) by delivering written notice of its election to extend the Expiration Date no later than twelve (12) months prior to the then existing Expiration Date of the Term of the Lease.

During such Holdover Period, Tenant shall pay in advance, monthly, Basic Rental at a rate equal to one hundred twenty-five percent (125%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant’s Proportionate Share of any increase in Direct Costs.

Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term.  If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney’s fees and costs.

ARTICLE 6

OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises.  In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord, within ten (10) days after delivery to Tenant by Landlord of a written statement setting forth such amount, the amount of such taxes applicable to Tenant’s property or above-standard improvements.  Tenant shall assume and pay to Landlord at the time Basic Rental next becomes due (or if assessed after the expiration of the Term, then within ten (10) days), any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be assessed against or levied upon Landlord on account of the letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.  In addition to Tenant’s obligation pursuant to the immediately preceding sentence, Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency.  Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of “Tax Costs.”

ARTICLE 7

USE

Tenant shall use and occupy the Premises only for the use set forth in Article 1.G. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe upon the rights of other tenants or occupants in the Project.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project (excluding structural changes to the Project not related to Tenant’s particular use of the Premises), and/or (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant.  Tenant shall not permit more than six (6) people per one thousand (1,000) rentable square feet of the Premises to occupy the Premises at any time.  Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters, and Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article.

ARTICLE 8

CONDITION OF PREMISES

Tenant hereby agrees that except as provided in the Tenant Work Letter attached hereto as Exhibit “D” and made a part hereof and the Landlord’s Work to be constructed by Landlord pursuant to the second paragraph of this Article 8, the Premises shall be taken “as is”, “with all faults”, “without any representations or warranties”, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant’s purposes.  Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in the above-described condition.  The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit “D” and made a part hereof and in accordance with the second paragraph of this Article 8.  The existing leasehold improvements in the Premises as of the date of this Lease, together with the Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the “Tenant Improvements.”  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition.  Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.  Any dispute concerning the delivery condition of the Premises shall be decided by binding arbitration as set forth in Article 35.

Notwithstanding the foregoing, prior to the Commencement Date, Landlord shall at Landlord’s sole expense, on a one-time basis only, using building standard materials, guidelines, specifications and procedures, (i) upgrade the restrooms on the sixth and seventh floors of the Project, and (ii) upgrade the lobby on the sixth floor of the Project (collectively, the “Landlord Work”).  Tenant shall not (and Tenant shall ensure that its agents, employees and contractors do not) interfere with the performance of the Landlord Work and shall cooperate with Landlord in connection with the performance of the Landlord Work, including, without limitation, by moving any equipment and other property which Landlord or its contractor may request be moved.  Landlord shall be permitted to perform the Landlord Work during Tenant’s occupancy of the Premises, during normal business hours (or any other hours), without any obligation to pay overtime or other premiums.  Tenant hereby agrees that the performance of the Landlord Work shall in no way constitute a constructive eviction of Tenant, entitle Tenant to any abatement of rent payable pursuant to the Lease.  Landlord shall have no responsibility for, or for any reason be liable to, Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Landlord Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the performance of the Landlord Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work, or for any inconvenience or annoyance occasioned by the performance of the Landlord Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work.

ARTICLE 9

REPAIRS AND ALTERATIONS

(a)           Landlord’s Obligations.  Landlord shall, as part of Operating Costs, (i) maintain the structural portions of the Project, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells and elevator cabs and common areas, and (ii) maintain and repair the basic mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems including any distribution of such systems throughout the Premises.

(b)           Tenant’s Obligations.  Except as expressly provided as Landlord’s obligation in this Article 9, Tenant shall keep the Premises in good condition and repair.  All damage or injury to the Premises or the Project resulting from the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises, shall be promptly repaired by Tenant at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs.  Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within five (5) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within five (5) days from invoice from Landlord.  Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant’s request.  Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

(c)           Alterations.  Tenant shall make no alterations, installations, changes or additions in or to the Premises or the Project (collectively, “Alterations”) without Landlord’s prior written consent.  Any Alterations approved by Landlord must be performed in accordance with the terms hereof, using only contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense.  Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord.  Tenant shall cause all Alterations to be performed in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord’s construction rules and regulations.  If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date.  Tenant hereby agrees to indemnify, defend, and hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations.

(d)           Insurance; Liens.  Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof.  In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co-obligee.

(e)           Costs and Fees; Removal.  If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at the time of Landlord’s consent to a particular Improvement or Alteration, require Tenant at Tenant’s expense to remove all partitions, counters, railings, cabling, Improvements and other Alterations from the Premises, and to repair any damage to the Premises and the Project caused by such removal.  Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenant’s plans, specifications, improvements, Alterations or otherwise shall be paid by Tenant at its sole cost and expense.  With regard to repairs, Alterations or any other work arising from or related to this Article 9, Landlord shall not receive an administrative/coordination fee.  The construction of initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 9.

ARTICLE 10

LIENS

Tenant shall keep the Premises and the Project free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees and costs incurred by Landlord in connection with any such claim or action.

Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days’ written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility).  In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct (in which event Tenant shall reimburse Landlord for any such payment made by Landlord within three (3) business days following written demand therefor), or to require that Tenant promptly deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

ARTICLE 11

PROJECT SERVICES

(a)           Basic Services.  Landlord agrees to furnish to the Premises, at a cost to be included in Operating Costs, from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, excepting local and national holidays, air conditioning and heat all in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises.  In addition, Landlord, at a cost to be included in Operating Costs, shall provide electric current for normal lighting and normal office machines, elevator service and water on the same floor as the Premises for lavatory and drinking purposes in such reasonable quantities as in the judgment of Landlord is reasonably necessary for general office use and in compliance with applicable codes.  Janitorial and maintenance services shall be furnished as part of Operating Costs, five (5) days per week, excepting local and national holidays, in accordance with the specifications set forth on Exhibit “E”.  Tenant shall comply with all rules and regulations which Landlord may establish for the proper functioning and protection of the common area air conditioning, heating, elevator, electrical, intrabuilding cabling and wiring and plumbing systems.  Except as otherwise provided in this Lease, Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause.  Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and any additional building services furnished to Tenant which are not uniformly furnished to all tenants of the Project, at the rate generally charged by Landlord to tenants of the Project for such utilities or services.

(b)           Excess Usage.  Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.

(c)           Additional Electrical Service.  If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Section 11(a) above, Tenant shall first obtain the written consent of Landlord, which Landlord may refuse in its sole and absolute discretion.  Additionally, Landlord may cause an electric current meter or submeter to be installed in or about the Premises to measure the amount of any such excess electric current consumed by Tenant in the Premises.  The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand therefor by Landlord, for all such excess electric current consumed by any such use as shown by said meter at the rates charged for such service by the city in which the Project is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the electric current so consumed.

(d)           HVAC Balance.  If any lights, machines or equipment (including but not limited to computers and computer systems and appurtenances) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

(e)           Telecommunications.  Upon request from Tenant from time to time, Landlord will provide Tenant with a listing of telecommunications and media service providers serving the Project, and Tenant shall have the right to contract directly with the providers of its choice.  If Tenant wishes to contract with or obtain service from any provider which does not currently serve the Project or wishes to obtain from an existing carrier services which will require the installation of additional equipment, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth the terms and conditions of the access to be granted to such provider.  In considering the installation of any new or additional telecommunications cabling or equipment at the Project, Landlord will consider all relevant factors in a reasonable and non-discriminatory manner, including, without limitation, the existing availability of services at the Project, the impact of the proposed installations upon the Project and its operations and the available space and capacity for the proposed installations.  Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Project or the business operations of other tenants or occupants of the Project.  In no event shall Landlord be obligated to incur any costs or liabilities in connection with the installation or delivery of telecommunication services or facilities at the Project.  All such installations shall be subject to Landlord’s prior approval and shall be performed in accordance with the terms of Article 9.  If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation of telecommunications equipment consistent with the foregoing.

(f)            After-Hours Use.  If Tenant requires heating, ventilation and/or air conditioning during times other than the times provided in Section 11(a) above, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord’s standard charge for such after-hours use.

(g)           Reasonable Charges.  Landlord may impose a reasonable charge for any utilities or services (other than electric current and heating, ventilation and/or air conditioning which shall be governed by Sections 11I and (f) above) utilized by Tenant in excess of the amount or type that Landlord reasonably determines is typical for general office use.

(h)           Sole Electrical Representative.  Tenant agrees that Landlord shall be the sole and exclusive representative with respect to, and shall maintain exclusive control over, the reception, utilization and distribution of electrical power, regardless of point or means of origin, use or generation.  Tenant shall not have the right to contract directly with any provider of electrical power or services.

(i)            Rent Abatement.  Except as set forth in this Article 11(i), Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, telecommunications services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises.  If Tenant is unable to use the Premises as contemplated under this Lease, and does not use, the Premises or a substantial portion thereof as a result of a failure of utility services to the Premises, and such failure did not result from a casualty covered by Article 16 below (an “Abatement Event”), then Tenant shall give written notice of such Abatement Event to Landlord.  If the Abatement Event continues for three (3) consecutive business days (the “Abatement Period”) after the date of Tenant’s written notice to Landlord, then Base Rent and Additional Rent shall be abated or reduced after expiration of the Abatement Period, for such time that Tenant continues (as a result of the Abatement Event) to be so unable to use, and does not use, the Premises or a substantial portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises, provided that, subject to the foregoing provisions of this subsection, Base Rent and Additional Rent shall be abated completely if the portion of the Premises that Tenant is prevented from using as a result of the Abatement Event, and does not use, is so significant as to make it impractical for Tenant to conduct its business in the Premises and Tenant does not, in fact, for that reason, conduct its business in the Premises.

ARTICLE 12

RIGHTS OF LANDLORD

(a)           Right of Entry.  Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Project, showing the same to prospective tenants, lenders or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable.  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, or may forcibly enter in the case of an emergency, in each event without liability to Tenant and without affecting this Lease.

(b)           Maintenance Work.  Landlord reserves the right from time to time, but subject to payment by and/or reimbursement to Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace, relocate and control for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, cabling, appurtenant fixtures, equipment spaces and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the common areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise, and (iii) to comply with any federal, state or local law, rule or order.  Landlord shall attempt to perform any such work with the least inconvenience to Tenant as is reasonably practicable, but in no event shall Tenant be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make any claim against Landlord for interruption or interference with Tenant’s business and/or operations.

(c)           Rooftop.  If Tenant desires to use the rooftop of the Project for any purpose, including the installation of communication equipment to be used from the Premises, such rights will be granted in Landlord’s sole discretion and Tenant must negotiate the terms of any rooftop access with Landlord or the rooftop management company or lessee holding rights to the rooftop from time to time.  Any rooftop access granted to Tenant will be at prevailing rates and will be governed by the terms of a separate written agreement or an amendment to this Lease.

ARTICLE 13

INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

(a)           Indemnity.  Tenant shall indemnify, defend and hold Landlord, its subsidiaries, partners, parental and other affiliates and their respective members, shareholders, officers, directors, employees and contractors (collectively, “Landlord Parties”) harmless from any and all claims arising from Tenant’s use of the Premises or the Project or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, liabilities, damages, expenses and losses arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith.  Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord and the Landlord Parties, excepting where the damage is caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties.

(b)           Exemption of Landlord from Liability.  Notwithstanding anything to the contrary set forth in this Lease, Landlord and the Landlord Parties shall not be liable for injury to Tenant’s business, or loss of income, loss of opportunity or loss of goodwill therefrom, or any consequential, punitive, special or exemplary damages, however occurring (including, without limitation, from any failure or interruption of services or utilities or as a result of Landlord’s negligence).  Without limiting the foregoing, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties, Landlord and the Landlord Parties shall not be liable for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from any cause whatsoever, including, but not limited to, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, or from intrabuilding cabling or wiring, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.  Landlord and the Landlord Parties shall not be liable to Tenant for any damages arising from any willful or negligent action or inaction of any other tenant of the Project.

(c)           Security.  Tenant acknowledges that Landlord’s election whether or not to provide any type of mechanical surveillance or security personnel whatsoever in the Project is solely within Landlord’s discretion; Landlord and the Landlord Parties shall have no liability in connection with the provision, or lack, of such services, and Tenant hereby agrees to hold Landlord and the Landlord Parties harmless with regard to any such potential claim.  Landlord and the Landlord Parties shall not be liable for losses due to theft, vandalism, or like causes.  Tenant shall defend, indemnify, and hold Landlord and the Landlord Parties harmless from any such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Project is attendant to the business of Tenant.

ARTICLE 14

INSURANCE

(a)           Tenant’s Insurance.  Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage:  (i) Commercial General Liability Insurance, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the annual aggregate, including products liability coverage if applicable, owners and contractors protective coverage, blanket contractual coverage including both oral and written contracts, and personal injury coverage, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker’s Compensation coverage as required by law; and (iv) business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions sufficient to cover a period of interruption of not less than twelve (12) months.  Tenant shall carry and maintain during the entire Term (including any option periods, if applicable), at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably required by Landlord.

(b)           Form of Policies.  The aforementioned minimum limits of policies and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder.  The Commercial General Liability Insurance policy shall name Landlord, the Landlord Parties, Landlord’s property manager, Landlord’s lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s).  All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide.  Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage.  The deductible under each such policy shall be reasonably acceptable to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer.  All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder.  Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders.  Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders in a timely manner, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are expended.  Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

(c)           Landlord’s Insurance.  Landlord may, as a cost to be included in Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof, providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on the building.  Additionally, Landlord may carry:  (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance; and (iv) any other forms of insurance Landlord may deem appropriate or any lender may require.  The costs of all insurance carried by Landlord shall be included in Operating Costs.

(d)           Waiver of Subrogation.  Landlord and Tenant each agree to require their respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c), waive any rights of subrogation that such companies may have against the other party.  Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

(e)           Compliance with Law.  Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project.  Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant.  If Tenant installs upon the Premises any electrical equipment which causes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense, in accordance with all other Lease provisions (specifically including, but not limited to, the provisions of Article 9, 10 and 11 hereof), make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading.  Tenant shall, at its own expense, comply with all insurance requirements applicable to the Premises including, without limitation, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  If Tenant is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of fifty percent (50%) in the aggregate shall be deemed a “Transfer” within the meaning and provisions of this Article 15.  Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

(a)                                  That the proposed Transferee (as hereafter defined) shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

(i)            The use to be made of the Premises by the proposed Transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called “exclusive” then in favor of, or for any use which might reasonably be expected to diminish the rent payable pursuant to any percentage rent lease with another tenant of the Project or any other buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

(ii)           The financial responsibility of the proposed Transferee is not reasonably satisfactory to Landlord;

(iii)          The proposed Transferee is either a governmental agency or instrumentality thereof;

(iv)          Either the proposed Transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed Transferee (A) occupies space in the Project at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed Transfer, to lease space in the Project;

(v)           As to lease assignments (but not to subleases), the rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis.

(b)                                 Upon Tenant’s submission of a request for Landlord’s consent to any such Transfer, Tenant shall pay to Landlord Landlord’s then standard processing fee and reasonable attorneys’ fees and costs incurred in connection with the proposed Transfer, which the parties hereby stipulate to be $1,500.00, unless Landlord provides to Tenant evidence that Landlord has incurred greater costs in connection with the proposed Transfer.  Tenant agrees to submit its request for Landlord’s consent no less than fifteen (15) days prior to the date of the Transfer.  Landlord’s failure to respond to the request for consent within the fifteen (15) day period shall be deemed Landlord’s approval of such Transfer;

(c)                                  That the proposed Transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

(d)                                 That an executed duplicate original of said assignment and assumption agreement or other Transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such Transfer shall not be binding upon

Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord’s consent thereto.  It shall be a condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Premises (“Transfer”) that (i) any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (ii) any such Transfer and consent shall be effected on forms supplied by Landlord and/or its legal counsel; (iii) Landlord may require that Tenant not then be in default hereunder in any respect; and (iv) Tenant or the proposed subtenant or assignee (collectively, “Transferee”) shall agree to pay Landlord, upon demand, as Additional Rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment.    Any Transfer of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable by written notice from Landlord and shall, at the option of Landlord, terminate this Lease.  In no event shall the consent by Landlord to any Transfer be construed as relieving Tenant or any Transferee from obtaining the express written consent of Landlord to any further Transfer, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor.  No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any Transferee hereunder, or a release of Tenant (or of any Transferee of Tenant).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

Notwithstanding anything to the contrary contained in this Article 15, Landlord shall have the option, by giving written notice to Tenant (“Landlord’s Recapture Notice”) within ten (10) days after Landlord’s receipt of a request for consent to a proposed Transfer, to terminate this Lease as to the portion of the Premises that is the subject of the proposed Transfer (hereinafter, the “Recapture Space”).  If this Lease is so terminated with respect to less than the entire Premises, (i) the Basic Rental and Tenant’s Proportionate Share shall be prorated based on the number of rentable square feet retained by Tenant as compared to the total number of rentable square feet previously contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same, and (ii) Tenant shall be responsible for all costs incurred by Landlord in connection with separately demising the Recapture Space separate and apart from the balance of the Premises, including without limitation, all ductwork, systems work, demising wall installation and compliance with governmental requirements relating thereto (“Landlord’s Recapture Costs”).  Tenant shall reimburse Landlord for Landlord’s Recapture Costs within three (3) business days following written demand therefor from Landlord.  The effective date of any such termination shall be set forth in Landlord’s Recapture Notice.

Any dispute regarding whether the Landlord was reasonable in denying consent to a proposed Transfer shall be decided by binding arbitration as set forth in Article 35.

ARTICLE 16

DAMAGE OR DESTRUCTION

If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord’s sole opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord, without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less).  Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord’s repair of such damage.  If repairs cannot, in Landlord’s opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord and Tenant may, at their option, either (i) make such repairs in a reasonable time and in such event this Lease shall continue in effect and the Basic Rental shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises.  In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies.  Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, Landlord and Tenant shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage.  A total destruction of the Project shall automatically terminate this Lease.  Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein.  Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same.  Tenant acknowledges that Tenant shall have no right to any proceeds of insurance carried by Landlord relating to property damage.  With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

ARTICLE 17

SUBORDINATION

This Lease is subject to and Tenant agrees to comply with all matters of record affecting the Real Property.  This Lease is also subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the Real Property, as well as all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof.  Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant’s right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease.  Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request any and all commercially reasonable documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates.  Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within five (5) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment.  Tenant agrees to provide copies of any notices of Landlord’s default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 18

EMINENT DOMAIN

If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord’s option.  No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant’s business.  In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 19

DEFAULT

Each of the following acts or omissions of Tenant or of any guarantor of Tenant’s performance hereunder, or occurrences, shall constitute an “Event of Default”:

(a)           Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within three (3) calendar days after notice that the same is due or payable hereunder; said three (3) day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(b)           Except as set forth in items (a) above and (c) through and including (g) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure.  Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(c)           Abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof;

(d)           The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

(e)           The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors.  Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

(f)            Tenant’s failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded; or

(g)           Tenant’s failure to observe or perform according to the provisions of Articles 7, 14, 17, 25 or 28 within two (2) business days after notice from Landlord.

All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

ARTICLE 20

REMEDIES

(a)           Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.  If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, tenant improvement expenses, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.  The term “rent” as used in this Section 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in items (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law.  As used in item (iii), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)           Nothing in this Article 20 shall be deemed to affect Landlord’s right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

(c)           Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the

Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord’s rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(d)           All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy.

(e)           Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of eighteen percent (18%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.  In addition to such interest:  (i) if Rental is not paid on or before the fifth (5th) day of the calendar month for which the same is due, a late charge equal to five percent (5%) of the amount overdue or $100, whichever is greater, shall be immediately due and owing and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment and (ii) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord’s additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord’s actual damage in such event.  Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease.

(f)            Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within sixty (60) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than sixty (60) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such sixty (60) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions.  In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedy shall be either an action for specific performance or an action for actual damages.  Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default.  Notwithstanding the foregoing, if Landlord fails to perform the obligations required of Landlord within the required cure period after receipt of written notice from Tenant, or commence its performance within such cure period , and if Landlord fails to deliver notice (the “Obligation Notice”) to Tenant within such twenty (20) Business Day period stating Landlord’s basis for not performing the obligation, then Tenant may elect to deliver a second notice (the “Second Notice”) to Landlord requesting Landlord’s performance of its obligations under this Lease. If Landlord fails to perform its obligations within five (5) days after its receipt of the Second Notice (or fails to commence performance within such five (5) days period if more than five (5) days are required for performance), or fails to deliver an Obligation Notice, then Tenant may perform, or cause its contractors to perform, Landlord’s obligation and Tenant may seek reimbursement from Landlord for all costs and expenses of Tenant in performing the obligations together with interest at the prime rate plus two percent (2%) per annum; provided, however, that in no event shall Tenant be able to offset or deduct any amounts owed by Landlord to Tenant from any payments of Base Rent or Direct Costs, and Tenant’s remedies shall be limited to an action for actual damages.

(g)           In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedies shall be an action for specific performance or action for actual damages. Without limiting any other waiver by Tenant which may be contained in this Lease, Tenant hereby waives the benefit of any law granting it the right to perform Landlord’s obligation, or the right to terminate this Lease on account of any Landlord default.

ARTICLE 21

TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer or termination of Landlord’s interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee.  Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

ARTICLE 22

BROKER

In connection with this Lease, Tenant warrants and represents that it has had dealings only with firm(s) set forth in Article 1.H. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false.

ARTICLE 23

PARKING

Tenant shall rent from Landlord, commencing on the Commencement Date, the number of reserved and unreserved parking passes set forth in Article 1.I. of the Basic Lease Provisions, which parking passes shall pertain to the Project parking facility.  Tenant shall pay to Landlord for parking passes the prevailing rate charged from time to time at the location of such parking passes.  In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant.  Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease.  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements.  Landlord may, from time to time, relocate any reserved parking spaces (if any) rented by Tenant to another location in the Project parking facility.  Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord.  The parking passes rented by Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.  Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 24

WAIVER

No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.  No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved.  No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.  Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto.  Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

ARTICLE 25

ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (the “Estoppel Certificate”) certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant’s security deposit, if any; and (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed.  It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property.  Tenant’s failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct.  Furthermore, if Tenant fails to timely deliver an Estoppel Certificate to Landlord pursuant to the terms of this Article 25, then without limiting any other rights and remedies of Landlord, Landlord shall have the right to charge Tenant an amount equal to $500 per day for each day thereafter until Tenant delivers to Landlord an Estoppel Certificate pursuant to the terms hereof.  Tenant acknowledges and agrees that (A) such charge compensates Landlord for the administrative costs caused by the delinquency, and (B) Landlord’s damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage.  Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute any and all documents described in this Article 25 if Tenant fails to do so within the specified time period.

ARTICLE 26

LIABILITY OF LANDLORD

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord or the Landlord Parties concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project, and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to seventy percent (70%) of the then current value of the Project (as such value is reasonably determined by Landlord).  No other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises.

ARTICLE 27

INABILITY TO PERFORM

This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, acts of terrorism, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a “Force Majeure”) and Landlord’s obligations under this Lease shall be forgiven and suspended by any such Force Majeure.

ARTICLE 28

HAZARDOUS WASTE

(a)           Tenant shall not cause or permit any Hazardous Material (as defined in Section 28(d) below) to be brought, kept or used in or about the Project by Tenant, its agents, employees, contractors, or invitees, other than Universal Waste (as defined in Section 28(f) below) on the Premises with respect to which Tenant is a Generator (as defined in Section 28(g) below) or Producer (as defined in Section 28(g) below). Tenant shall be responsible, at its sole expense, for disposing of or causing to be disposed of all Universal Waste in accordance with Chapter 23 of Title 22 of the California Code of Regulations.  Tenant indemnifies Landlord and the Landlord Parties from and against any breach by Tenant of the obligations stated in the preceding two sentences, and agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys’ fees and costs, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach.  This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project.  Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, then subject to the provisions of Articles 9, 10 and 11 hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof; provided however, Landlord shall also have the right, by written notice to Tenant, to directly undertake any such mitigation efforts with regard to Hazardous Materials in or about the Project due to Tenant’s breach of its obligations pursuant to this Section 28(a), and to charge Tenant, as Additional Rent, for the costs thereof.

(b)           Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws (as defined in Section 28(e) below) relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant, including the following:  (i) Hazardous Material present in the soil or ground water on the Project of which

Landlord has no knowledge as of the effective date of this Lease; (ii) a change in Laws which relate to Hazardous Material which make that Hazardous Material which is present on the Real Property as of the effective date of this Lease, whether known or unknown to Landlord, a violation of such new Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to, or under, the Project after the effective date of this Lease; or Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other lessees of the Project or their agents, employees, contractors, or invitees, or by others.  Accordingly, Landlord and Tenant agree that the cost of complying with Laws relating to Hazardous Material on the Project for which Landlord is legally liable and which are paid or incurred by Landlord shall be an Operating Cost (and Tenant shall pay Tenant’s Proportionate Share thereof in accordance with Article 3) unless the cost of such compliance as between Landlord and Tenant, is made the responsibility of Tenant pursuant to Section 28(a) above.  To the extent any such Operating Cost relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Operating Cost to which such recovery or reimbursement relates.

(c)           It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee’s actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

(d)           As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government.  The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as “Hazardous Waste,” “Extremely Hazardous Waste,” or “Restricted Hazardous Waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “Hazardous Substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “Hazardous Material,” “Hazardous Substance,” or “Hazardous Waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “Hazardous Substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) regulated by Section 26100 et seq. of the California Health and Safety Code, Division 20, Chapter 18 (Toxic Mold Protection Act of 2001), (viii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ix) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (x) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (xi) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

(e)           Landlord represents and warrants that (i) to the best of Landlord’s knowledge, the Project does not contain and is (and will be) free from all Hazardous Materials as of the date that the Premises are delivered to the Tenant that are in excess of what is permitted by Laws, and (ii) Landlord has not received any notification from any governmental or quasi-governmental agency or authority relating to Hazardous Materials, in, on or under the Project.

(f)            In the event of (I) a breach by Landlord of Section 28(e) during the Term of this Lease or (II) in the event of the release or generation of Hazardous Material within the Premises in violation of Laws that are caused by the default by Landlord (following the expiration of all applicable notice and cure periods) in the performance of its repair and maintenance obligations expressly set forth as Landlord’s responsibility to repair and maintain under the terms of this Lease (and specifically excluding, however, any Hazardous Material released, disturbed, transported, stored, generated or used by Tenant, or any of its employees, invitees, successors, assigns, or subtenants), then Landlord shall (A) commence, within ninety (90) days after Landlord receives notice of such breach or discovery and verifies the accuracy of such claim, the removal, encapsulation or other containment program relating to the breach in question to the extent required by the applicable governmental agency in order to comply with Laws, and (B) pursue the diligent prosecution of such program to completion.

(g)           As used herein, the term “Laws” means any applicable federal, state or local law, ordinance, or regulation relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Section 28(d) above.

(h)           As used herein, the term “Universal Waste” means any substance defined as Universal Waste pursuant to Section 66273.9 of Title 22 of the California Code of Regulations.

(i)            As used herein, the term “Generator” or “Producer” of Universal Waste is defined pursuant to Section 66273.9 of Title 22 of the California Code of Regulations.

ARTICLE 29

SURRENDER OF PREMISES; REMOVAL OF PROPERTY

(a)           The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

(b)           Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property in the Premises except to the extent Landlord elects by notice to Tenant to exercise its option to have any subleases or subtenancies assigned to it), and Tenant shall repair all damage to the Premises resulting from the removal of such items from the Premises.

(c)           Whenever Landlord shall reenter the Premises as provided in Article 20 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant’s default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows:  first, to the cost and expense of such sale, including reasonable attorneys’ fees and costs for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

(d)           All fixtures, Tenant Improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease.  Such fixtures, Tenant Improvements, Alterations and/or appurtenances shall include but not be limited to:  all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio and television purposes, and any special flooring or ceiling installations.

ARTICLE 30

MISCELLANEOUS

(a)           SEVERABILITY; ENTIRE AGREEMENT.  ANY PROVISION OF THIS LEASE WHICH SHALL PROVE TO BE INVALID, VOID, OR ILLEGAL SHALL IN NO WAY AFFECT, IMPAIR OR INVALIDATE ANY OTHER PROVISION HEREOF AND SUCH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.  THIS LEASE AND THE EXHIBITS AND ANY ADDENDUM ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH REGARD TO TENANT’S OCCUPANCY OR USE OF ALL OR ANY PORTION OF THE PROJECT, AND NO PRIOR AGREEMENT OR UNDERSTANDING PERTAINING TO ANY SUCH MATTER SHALL BE EFFECTIVE FOR ANY PURPOSE.  NO PROVISION OF THIS LEASE MAY BE AMENDED OR SUPPLEMENTED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR SUCCESSOR IN INTEREST.  THE PARTIES AGREE THAT ANY DELETION OF LANGUAGE FROM THIS LEASE PRIOR TO ITS MUTUAL EXECUTION BY LANDLORD AND TENANT SHALL NOT BE CONSTRUED TO HAVE ANY PARTICULAR MEANING OR TO RAISE ANY PRESUMPTION, CANON OF CONSTRUCTION OR IMPLICATION INCLUDING, WITHOUT LIMITATION, ANY IMPLICATION THAT THE PARTIES INTENDED THEREBY TO STATE THE CONVERSE, OBVERSE OR OPPOSITE OF THE DELETED LANGUAGE.

(b)           Attorneys’ Fees; Waiver of Jury Trial.

(i)            In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees and costs in such suit and such attorneys’ fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease against Tenant following a bankruptcy by Tenant or otherwise, including without limitation, legal fees, experts’ fees and expenses, court costs and consulting fees.

(ii)           Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with such litigation.

(iii)          TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

(c)           Time of Essence.  Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

(d)           Headings; Joint and Several.  The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof.  The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

(e)           Reserved Area.  Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wiring and cabling leading through, under or above the Premises or throughout the Project in locations which will not materially interfere with Tenant’s use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

(f)            NO OPTION.  THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

(g)           Use of Project Name; Improvements.  Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord.  In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby.

(h)           Rules and Regulations.  Tenant shall observe faithfully and comply strictly with the rules and regulations (“Rules and Regulations”) attached to this Lease as Exhibit “B” and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein.  Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project.  A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

(i)            Quiet Possession.  Upon Tenant’s paying the Basic Rental, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

(j)            Rent.  All payments required to be made hereunder to Landlord (other than the Security Deposit) shall be deemed to be rent, whether or not described as such.

(k)           Successors and Assigns.  Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(l)            Notices.  Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at the Premises or to Landlord at the management office for the Project, with a copy to Landlord, c/o Kennedy-Wilson, 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90212, Attention: CFO.  Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes.  A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant.  Any notices sent by Landlord regarding or relating to eviction procedures, including without limitation three (3) day notices, may be sent by regular mail.

(m)          Persistent Delinquencies.  In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirty (30) days of the last such delinquency.

(n)           Right of Landlord to Perform.  All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent.  If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided.  All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate specified in Section 20(e) above from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

(o)           Access, Changes in Project, Facilities, Name.

(i)            Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, the rooftop, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises or within the Project used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii)           Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

(iii)          Landlord may adopt any name for the Project and Landlord reserves the right, from time to time, to change the name and/or address of the Project at any time.

(p)           Signing Authority.  If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms.  Concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a copy of: (A) if Tenant is a corporation, such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in a form reasonably acceptable to Landlord, (B) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (C) if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company.  In the event Tenant fails to comply with the requirements set forth in this subparagraph (p), then each individual executing this Lease shall be personally liable, jointly and severally along with Tenant, for all of Tenant’s obligations in this Lease.

(q)           Identification of Tenant.

(i)            If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(ii)           If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Section 30(q)(ii) as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:

(A)          The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(B)           Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Subparagraph (p) above.

(C)           Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(D)          If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

(E)           Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (D) of this Section 30(q)(ii) or relieve any such new partner of its obligations thereunder).

(r)            Survival of Obligations.  Any obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

(s)           Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and any proposed Transferees.

(t)            Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of California.  No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California.  All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of Los Angeles.  Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts.  Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

(u)           Office of Foreign Assets Control.  Tenant certifies to Landlord that (i) Tenant is not entering into this Lease, nor acting, for or on behalf of any person or entity named as a terrorist or other banned or blocked person or entity pursuant to any law, order, rule or regulation of the United States Treasury Department or the Office of Foreign Assets Control, and (ii) Tenant shall not assign this Lease or sublease to any such person or entity or anyone acting on behalf of any such person or entity.  Landlord shall have the right to conduct all reasonable searches in order to ensure compliance with the foregoing.  Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all claims arising from or related to any breach of the foregoing certification.

(v)           Financial Statements.  Within ten (10) days after Tenant’s receipt of Landlord’s written request, Tenant shall provide Landlord with current financial statements of Tenant and financial statements for the two (2) calendar or fiscal years (if Tenant’s fiscal year is other than a calendar year) prior to the current financial statement year.  Any such statements shall be prepared in accordance with generally accepted accounting principles and, if the normal practice of Tenant, shall be audited by an independent certified public accountant.

(w)          Exhibits.  The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

(x)            Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent (and not dependent) and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to set off of any of the rent or other amounts owing hereunder against Landlord.

(y)           Counterparts.  This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

(z)            Non-Discrimination.  Tenant herein covenants by and for himself or herself, his or her heirs, executors, administrators and assigns, and all persons claiming under or through him or her, and this Lease is made and accepted upon and subject to the following conditions:

“That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises, nor shall Tenant himself or herself, or any person claiming under or through him or her, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants or vendees in the Premises.”

ARTICLE 31

OPTION TO EXTEND

(a)           Option Right.  Landlord hereby grants the Tenant named in this Lease (the “Original Tenant”) one (1) option (“Option”) to extend the Term for the entire Premises for a period of five (5) years (each, an “Option Term”), which Option shall be exercisable only by written notice delivered by Tenant to Landlord as set forth below.  The rights contained in this Article 31 may only be exercised by the Original Tenant and any assignee or other transferee of the Original Tenant’s interest in this Lease.

(b)           Option Rent. The Basic Rental payable by Tenant during the Option Term (“Option Rent”) shall be equal to the “Market Rent” (defined below), but in no event shall the Option Rent be less than Tenant is paying under the Lease on the month immediately preceding the Option Term for Monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges.  “Market Rent” shall mean the applicable Monthly Basic Rental, at which tenants, as of the commencement of the Option Term, are leasing non-sublease space which is not encumbered by expansion rights and which is comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term, which comparable space is located in the Project and office buildings comparable to the Project in Beverly Hills, California (as reasonably determined by Landlord), taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant..

(c)           Exercise of Option.  The Option shall be exercised by Tenant only in the following manner:  (i) Tenant shall not be in default, and shall not have been in default under the Lease more than once; (ii) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than fifteen (15) months nor less than nine (9) months prior to the expiration of the Term, stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days of Landlord’s receipt of Tenant’s written notice, Landlord shall deliver notice (“Option Rent Notice”) to Tenant setting forth the Option Rent; and (iv) Tenant shall provide Landlord written notice (“Tenant’s Rent Notice”) within five (5) business days after receipt of the Option Rent Notice, in which Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice.  Tenant’s failure to deliver the Interest Notice on or before the dates specified above shall be deemed to constitute Tenant’s election not to exercise the Option.  Tenant’s failure to deliver the Tenant’s Rent Notice on or before the date specified above shall be deemed to constitute Tenant’s approval of the Option Rent set forth in the Option Rent Notice.  If Tenant timely and properly exercises its Option, the Term shall be extended for the Option Term upon all of the terms and conditions set forth in the Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice unless Tenant objects in Tenant’s Rent Notice to the Option Rent contained in the Option Rent Notice, in which event Landlord and Tenant shall use their best good faith efforts to agree upon the Market Rent.  If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Acceptance (the “Outside Agreement Date”), then three (3) arbitrators shall be selected pursuant to Section 31(d) below and within three (3) business days following such selection, each party shall submit to each other and to the arbitrators a separate determination of the Market Rent.  Tenant’s failure to timely submit its determination of Market Rent shall be deemed acceptance of Landlord’s submitted determination of Market Rent.  If Tenant’s and Landlord’s submitted Market Rent are within five percent (5%) of each other, the Market Rent shall be deemed to be Landlord’s submitted Market Rent.  If Landlord’s submitted Market Rent is more than 5% higher than Tenant’s submitted Market Rent, then the parties shall follow the procedure and the Option Rent shall be determined, as set forth in Section 31(d) below.

(d)           Determination of Market Rent.  If Tenant timely and appropriately objects to the Market Rent in Tenant’s Rent Notice, Landlord and Tenant fail to reach agreement on the Market Rent prior to the Outside Agreement Date, then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

(i)            Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of comparable commercial properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of item (b), above (i.e., the arbitrators may only select Landlord’s or Tenant’s determination of Market Rent and shall not be entitled to make a compromise determination).

(ii)           The two (2) arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(iii)          The three (3) arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rent, and shall notify Landlord and Tenant thereof.

(iv)          The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(v)           If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi)          If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (d).

(vii)         The cost of arbitration shall be paid by Landlord and Tenant equally.

(e)           No Defaults.  All Option rights of Tenant under this Article 31 shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of an Option, if, after such exercise, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of five (5) days after written notice that such obligation is due, or (ii) Tenant fails to commence to cure any other default under this Lease within thirty (30) days after the date that Landlord gives notice to Tenant of such default and/or Tenant fails thereafter to diligently prosecute said cure to completion within thirty (30) days after the date of such notice, or (iii) Tenant has committed any incurable breach, or is otherwise in default of any of the terms, covenants and conditions of this Lease.

(f)            No Other Option.  Except for the Option granted pursuant to this Section 31, Tenant acknowledges that it shall have no additional option to extend the term of the Lease.

ARTICLE 32

RIGHT OF FIRST OFFER

(a)           Right of First Offer.  Landlord hereby grants to Tenant a right of first offer with respect to that space on the sixth (6th) floor of the Project outlined on Exhibit “A” attached hereto and made a part hereof (“First Offer Space”).  Notwithstanding the foregoing (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space, and (B) as to any First Offer Space which is vacant as of the date of this Lease, the first lease pertaining to any portion of such First Offer Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (A) the tenants of the Superior Leases and (B) any other tenant of the Project (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”), and (iii) such right of first offer shall not be triggered by the lease of space in the Project by Landlord to an existing tenant in the Project in connection with the relocation of such existing tenant’s premises in the Project. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 32(b).

(i)            Procedure for Offer.  Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space.  The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed material economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “Economic Terms”), including the proposed term of lease and the proposed rent payable for the First Offer Space.  Notwithstanding the foregoing, Landlord’s obligation to deliver the First Offer Notice shall not apply during the last nine (9) months of the initial Term unless Tenant has delivered an Interest Notice to Landlord pursuant to Section 31 above nor shall Landlord be obligated to deliver the First Offer Notice during the last eight (8) months of the initial Term unless Tenant has timely delivered Tenant’s Acceptance to Landlord pursuant to Section 31(c) above.

(ii)           Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver an unconditional irrevocable notice to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice and the Economic Terms shall be as set forth in the First Offer Notice.  If Tenant does not unconditionally exercise its right of first offer within the five (5) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall terminate as to the First Offer Space described in the First Offer Notice.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

(iii)          Construction of First Offer Space.  Tenant shall take the First Offer Space in its “as-is” condition, and Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Article 9 of this Lease; provided, however, that Landlord shall provide to Tenant such tenant improvement allowance as Landlord is then offering to new tenants for comparably sized space in the Project for a comparable term.

(iv)          Lease of First Offer Space.  If Tenant timely and properly exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Section 32(b).  Unless otherwise specified in Landlord’s Economic Terms, Tenant shall commence payment of rent for the First Offer Space and the Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant.

(v)           No Defaults.  The rights contained in this Section 32(b) shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if Original Tenant occupies the entire Premises as of the date of the First Offer Notice.  Tenant shall not have the right to lease First Offer Space as provided in this Section 32(b) if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default under this Lease more than once.

ARTICLE 33

SIGNAGE/DIRECTORY

(a)           Provided Tenant is not in default hereunder, Tenant, at Landlord’s sole cost and expense, shall have the right to its proportionate share of the lobby directory during the Term.  Provided Tenant is not in default hereunder, Tenant shall have the right, at Tenant’s sole cost and expense, to install a strip on the Project’s “monument” sign (“Tenant’s Signage”).

(b)           Right of First Offer for Building Top Signage.  Landlord hereby grants to Tenant a right of first offer with respect to “eyebrow” or building top signage (“Signage Right”); provided, however, such Signage Right shall only be effective if Tenant has delivered a written notice to Landlord, stating that tenant is interested in installing “eyebrow” or building top signage (the “Building Top Signage”) during the three (3) month period immediately preceding the date that Landlord determines that the Building Top Signage is available for lease to third parties.  Notwithstanding the foregoing (i) such Signage Right of Tenant shall commence only following the expiration or earlier termination of any existing lease pertaining to the Building Top Signage (the “Superior Leases”), including any renewal or extension of such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, (ii) such Signage Right shall be subordinate and secondary to all rights of first refusal, first offer or similar rights granted to the tenants of the Superior Lease, and (iii) such Signage Right shall be subordinate and secondary to the right of the Landlord to install an Building Top Signage for its own behalf or on behalf of its affiliates.  Tenant’s Signage Right shall be on the terms and conditions set forth in this Section 33.

(i)            Procedure for Offer.  Landlord shall notify Tenant (the “Signage Notice”) from time to time when Landlord determines that Landlord shall commence the marketing of the Building Top Signage because such space shall become available for lease to third parties.  The Signage Notice shall set forth Landlord’s proposed material economic terms and conditions applicable to the Building Top Signage (collectively, the “Signage Terms”), including the proposed term of lease and the proposed rent payable for the Building Top Signage.  Notwithstanding the foregoing, Landlord’s obligation to deliver the Signage Notice shall not apply during the last nine (9) months of the initial Term unless Tenant has delivered an Interest Notice to Landlord pursuant to Section 31 above nor shall Landlord be obligated to deliver the Signage Notice during the last eight (8) months of the initial Term unless Tenant has timely delivered Tenant’s Acceptance to Landlord pursuant to Section 31(c) above.

(ii)           Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s Signage Right with respect to the Building Top Signage, then within five (5) business days after delivery of the Signage Notice to Tenant, Tenant shall deliver an unconditional irrevocable notice to Landlord of Tenant’s exercise of its Signage Right and the Economic Terms shall be as set forth in the Signage Notice.  If Tenant does not unconditionally exercise its Signage Right within the five (5) business day period, then Landlord shall be free to lease the Building Top Signage space to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s Signage Right shall terminate.

(iii)          Lease of First Offer Space.  If Tenant timely and properly exercises Tenant’s Signage Right as set forth herein, Landlord and Tenant shall execute an amendment to this Lease.

(c)           Tenant’s Signage and any Building Top Signage to be installed upon the proper exercise of the Signage Right, shall be subject to Landlord’s approval as to, without limitation, size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project’s signage program and shall be further subject to all matters of record and all applicable governmental laws, rules, regulations, codes and Tenant’s receipt of all permits and other governmental approvals and any applicable covenants, conditions and restrictions.  All of tenant’s signage rights set forth in this Article 33 shall be personal to the Original Tenant and may not be assigned to any assignee or sublessee, or any other person or entity.  Landlord has the right, but not the obligation, to oversee the installation of Tenant’s Signage and any Building Top Signage.  The cost to maintain and operate, if any, Tenant’s Signage and any Building Top Signage shall be paid for by Tenant, and Tenant shall be separately metered for such expense (the cost of separately metering any utility usage shall also be paid for by Tenant).  Upon the expiration of the Term, or other earlier termination of this Lease, Tenant shall, at Tenant’s sole cost, cause the removal of Tenant’s Signage and the Building Top Signage (provided that Landlord shall have the right, at its election, to perform such removal on behalf of Tenant, at Tenant’s expense).  Such costs shall (i) be payable within three (3) business days following written demand therefor from Landlord, and (ii) include, without limitation, the cost to repair and restore the Project to its original condition, normal wear and tear excepted.

ARTICLE 34

TERMINATION RIGHT

Subject to the terms and conditions set forth in this Article 34, effective as of first day of the sixty-first (61st) month of the initial Lease Term only (the “Termination Date”), Tenant shall have the one-time option (the “Termination Option”) to terminate the entire Lease (but not any portion of the Lease), upon the following terms and conditions; if the following terms and conditions are not timely and completely satisfied, then the Termination Option shall be null and void with no further force and effect:

(a)           Tenant shall give Landlord written notice (the “Termination Notice”) of Tenant’s election to exercise the Termination Option at least 180 days prior to the Termination Date;

(b)           There shall exist no material monetary or material nonmonetary default under the Lease (beyond any applicable notice and cure period) on the date Landlord receives the Termination Notice or on the Termination Date; and

(c)           Tenant shall pay to Landlord an amount equal to the sum of (i) the unamortized Tenant Improvement Allowance and (ii) the unamortized leasing commissions paid or payable by Landlord in connection with this Lease, which each shall be amortized over the initial Term of the Lease beginning on the Commencement Date and ending on the originally scheduled Expiration Date, plus interest accruing at ten percent (10%) beginning on the date of disbursement (the “Termination Fee”).  The Termination Fee shall be payable by Tenant to Landlord within ten (10) days of Tenant’s delivery of the Termination Notice to Landlord, in immediately available funds.  If Tenant does not timely pay any portion of the Termination Fee to Landlord as set forth herein, then, at Landlord’s option, in addition to all other rights and remedies of Landlord, (i) the Termination Option (and Termination Notice) shall be null and void with no force and effect, and this Lease shall continue in full force and effect as if Tenant had not elected to terminate this Lease and as if this Article 34 did not exist, and/or (ii) Tenant shall be in material default under this Lease, without any notice and/or cure period, and Landlord may pursue all of its available rights and remedies in connection therewith.

In the event Tenant timely and properly exercises the Termination Option, the term of this Lease shall terminate effective as of the Termination Date, Basic Rental and all other monetary obligations under this Lease shall be paid through and apportioned as of the Termination Date, and neither Landlord nor Tenant shall have any rights, liabilities or obligations accruing under the Lease after the Termination Date, except for such rights and liabilities which, by the terms of the Lease are obligations of the Tenant or Landlord which expressly survive the expiration of this Lease.  The Termination Option shall automatically terminate and become null and void upon (X) the failure of Tenant to timely or properly exercise the Termination Option; or (Y) Tenant’s right to possession of the Premises being terminated prior to the exercise of the Termination Option.  The Termination Option shall be personal to the Original Tenant, and shall only be applicable during the initial Lease Term (i.e., the Termination Option shall not exist during any extension or renewal of the lease Term).  Time is of the essence with respect to every deadline set forth in this Article 34.

ARTICLE 35

ARBITRATION

The parties agree that in the event of a good faith dispute over (i) the condition of the Premises upon delivery, (ii) a consent to a proposed Transfer, or (iii) the construction of the Tenant Improvements, either Landlord or Tenant shall have the right to resolve the dispute by filing for binding arbitration before a retired judge of the Superior Court of the State of California (the “Arbitrator”) under the auspices of Judicial Arbitration & Mediation Services, Inc. (“JAMS”).  Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends notice (the “Arbitration Notice”) of a demand to arbitrate to the other party and to JAMS.  The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought.  The parties may agree on a retired judge from the JAMS panel.  If they are unable to promptly agree, JAMS will provide a list of three available judges and each party may strike one.  The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator.  In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules then in effect.

The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues.  The parties shall be entitled to conduct discovery, including a pre-hearing exchange of information by the parties, and also including, without limitation, production of requested documents and exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses.  This discretion shall be exercised in favor of discovery reasonable under the circumstances.

The arbitration shall be conducted in Los Angeles, California.  Any party may be represented by counsel or other authorized representative.  In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the provisions of the Lease.  The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom.  The Arbitrator may make any determination, and/or grant any remedy or relief (an “Arbitration Award”) that is just and equitable.  The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues.  The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2 and correction on the grounds set forth in California Code of Civil Procedure Section 1286.6.  The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the California courts pursuant to the terms and conditions of this Agreement.  The Arbitrator’s fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his or her discretion.  A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

[The rest of this page intentionally left blank.  Signatures on the next page.]

IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

“LANDLORD”

9701-HEMPSTEAD PLAZA, LLC,
a Delaware limited liability company

By:	9701 WILSHIRE MANAGEMENT LLC,
a Delaware limited liability company

	By:	/S/ JAMES T. LeFRAK

Name:

	Its:	VICE PRESIDENT

9701-CAROLINA GARDENS LLC,
a Delaware limited liability company

By:	9701 WILSHIRE MANAGEMENT LLC,
a Delaware limited liability company

	By:	/s/ JAMES T. LeFRAK

Name:

	Its:	VICE PRESIDENT

9701-WEST POINT REALTY LLC,
a Delaware limited liability company

By:	9701 WILSHIRE MANAGEMENT LLC,
a Delaware limited liability company

	By:	/s/ JAMES T. LeFRAK

Name:

	Its:	VICE PRESIDENT

[Signatures continued on the next page.]

9701-DAKOTA LEASING LLC,
a Delaware limited liability company

By:	9701 WILSHIRE MANAGEMENT LLC,
a Delaware limited liability company

	By:	s/s James LeFrak

	Name:	JAMES LeFRAK
	Its:	Vice President

9701-IOWA LEASING LLC,
a Delaware limited liability company

By:	9701 WILSHIRE MANAGEMENT LLC,
a Delaware limited liability company

	By:	s/s James LeFrak

	Name:	JAMES LeFRAK
	Its:	Vice President

“TENANT”

KENNEDY-WILSON, INC.,
a Delaware corporation

By:	/s/ Freeman Lyle

Name:	FREEMAN LYLE

Its:	EVP/CFO

EXHIBIT “A”

PREMISES

*

This Exhibit “A” is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

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EXHIBIT “B”

RULES AND REGULATIONS

1.             No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord’s prior written consent.  Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

2.             Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.  No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord’s prior written consent.

3.             The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant’s Premises.  Under no circumstances is trash to be stored in the corridors.  Notice must be given to Landlord for any large deliveries.  Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, and always at Tenant’s sole responsibility and risk.  Landlord may impose reasonable charges for use of freight elevators after or before normal business hours.  All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense.  Tenant shall not take or permit to be taken in or out of entrances or passenger elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators.  Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

4.             Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

5.             Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises.  Tenant shall not place typed, handwritten or computer generated signs in the corridors or any other common areas.  Should there be a need for signage additional to the Project standard tenant placard, a written request shall be made to Landlord to obtain approval prior to any installation.  All costs for said signage shall be Tenant’s responsibility.

6.             In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project.  Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord’s consent thereto.  Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant’s cost, upon Landlord’s written notice of such determination and demand for removal thereof.

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7.             Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

8.             Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

9.             Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

10.           Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on windows of the Premises.  Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system.  Tenant shall not tamper with or change the setting of any thermostats or control valves.

11.           The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises.  Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau.  The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose.  No auction shall be conducted on the Premises.

12.           Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

13.           No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted.  No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.  The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office.  No hot plates, toasters, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises.

14.           The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

15.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor.  Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.  If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant.  Tenant shall not key or re-key any locks.  All locks shall be keyed by Landlord’s locksmith only.

16.           Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

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17.           Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays and may at all times control access to the equipment areas of the Project outside the Premises.  Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons.  Landlord shall have the right from time to time to establish reasonable rules pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants’ initial move-in to their premises, and final departure therefrom.  Landlord may also establish from time to time reasonable rules for accessing the equipment areas of the Project, including the risers, rooftops and telephone closets.

18.           Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Office of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

19.           All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress.  Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Project, or required by law.  Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

20.           The requirements of tenants will be attended to only upon application to the Office of the Project.

21.           Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

22.           All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

23.           No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord.  Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

24.           There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

25.           All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.  Tenant shall not permit the consumption in the Premises of more than 2½ watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 2 ½ watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time.  In the event that such limits are exceeded, Landlord shall have the right to require Tenant to remove lighting fixtures and equipment and/or to charge Tenant for the cost of the additional electricity consumed.

26.           Parking.

(a)           Project parking facility hours shall be determined by Landlord from time to time.

(b)           Automobiles must be parked entirely within the stall lines on the floor.

(c)           All directional signs and arrows must be observed.

(d)           The speed limit shall be 5 miles per hour.

(e)           Parking is prohibited in areas not striped for parking.

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(f)            Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator).  Such parking identification device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void.  There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card.  There shall be a security deposit of $25.00 due at issuance for each card key issued to Tenant.

(g)           The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month.  Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due.  No deductions or allowances from the monthly rate will be made for days parker does not use the parking facilities.

(h)           Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

(i)            Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the Project parking facility, and any violation of the rules shall subject the automobile to removal from the Project parking facility at the parker’s expense.  In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

(j)            Project parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

(k)           All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

(l)            Loss or theft of parking identification devices from automobiles must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

(m)          The parking facilities are for the sole purpose of parking one automobile per space.  Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

(n)           Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

(o)           Tenant agrees to acquaint all employees with these Rules and Regulations.

(p)           No vehicle shall be stored in the Project parking facility for a period of more than one (1) week.

27.           The Project is a non-smoking Project.  Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.

28.           Tenant shall not, without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s absolute discretion), allow any employee or agent to carry any type of gun or other firearm in or about any of the Premises or Project.

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EXHIBIT “C”

NOTICE OF TERM DATES

AND TENANT’S PROPORTIONATE SHARE

TO:	DATE:

RE:                           Lease dated                 , 20    , between                                           (“Landlord”), and                                                     (“Tenant”), concerning Suite                 , located at                                    .

Ladies and Gentlemen:

In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

1.                                       That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

2.                                       That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of                          for a term of                                              ending on                             .

3.                                       That in accordance with the Lease, Basic Rental commenced to accrue on                                              .

4.                                       If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment.  Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5.                                       Rent is due and payable in advance on the first day of each and every month during the Term of said Lease.  Your rent checks should be made payable to                                at                                                                      .

6.                                       The exact number of rentable square feet within the Premises is                      square feet.

7.                                       Tenant’s Proportionate Share, as adjusted based upon the exact number of rentable square feet within the Premises is               %.

8.                                       The Tenant Improvement Allowance is                                                   .

9.                                       The number of reserved parking passes rented by Tenant is                              and the number of unreserved parking passes rented by Tenant is                                   .

AGREED AND ACCEPTED:

TENANT:

,

By:
Its:

EXHIBIT ONLY
***DO NOT SIGN – INITIAL ONLY***

EXHIBIT “D”

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 34 of this Lease to which this Tenant Work Letter is attached as Exhibit D, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES AND BASE BUILDING

Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises and “Base Building”, as that term is defined below, to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their presently existing “as-is” condition. The “Base Building” shall consist of those portions of the Premises which were in existence prior to the construction of tenant improvements in the Premises.

SECTION 2

TENANT IMPROVEMENTS

2.1                              Tenant Improvement Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance (“Tenant Improvement Allowance”) in the amount of $50.00 per rentable square feet of space in the Premises, for the cost relating to the initial design and the actual cost of constructing the Tenant’s improvements, which are permanently affixed to the Premises (“Improvements”).  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

2.2                              Disbursement of the Tenant Improvement Allowance

2.2.1                     Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1               Notwithstanding anything to the contrary set forth herein, costs for the payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, shall not exceed an aggregate amount equal to $5.00 for each usable square foot of space in the Premises;

2.2.1.2               The payment of plan check, permit and license fees relating to construction of the Improvements;

2.2.1.3               The cost of construction of the Improvements, including, without limitation, testing and inspection costs and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4               The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5               The cost of any changes to the Construction Drawings or Improvements required by any applicable building code(s) (the “Code”);

2.2.1.6               Sales and use taxes and Title 24 fees; and

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2.2.1.7               [Reserved].

2.2.1.8               All other costs to be expended by Tenant and reasonably approved Landlord in connection with the construction of the Improvements.

2.2.2                     Disbursement of Tenant Improvement Allowance.  During the construction of the Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1               Monthly Disbursements.  On or before the twenty-fifth (25th) day of each calendar month, during the construction of the Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by  Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  On or before the last day of the following month, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on a non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2               Final Retention.  Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord a waiver and release in accordance with the terms of California Civil Code Section 3262(d)(2) and a waiver and release in accordance with either California Civil Code Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Project, the curtain wall of the Project, the structure or exterior appearance of the Project, or any other tenant’s use of such other tenant’s leased premises in the Project and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed.

2.2.2.3               Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.  All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

SECTION 3

CONSTRUCTION DRAWINGS

3.1                              Selection of Architect/Construction Drawings.  Tenant shall retain an architect approved by Landlord (the “Architect”) to prepare the Construction Drawings.  Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises, which work is not part of the Base Building.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings”.  All Construction Drawings shall comply

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with the drawing format and specifications acceptable to Landlord.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2                              Approved Working Drawings.  Landlord shall approve (or disapprove) working drawings prepared by Architect within five (5) days after Landlord receives the final Working Drawings (the “Approved Working Drawings”).  Tenant shall submit the same to the City of Los Angeles (and Beverly Hills) and diligently pursue its receipt of all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                              Tenant’s Selection of Contractors.

4.1.1                     The Contractor.  A general contractor shall be retained by Tenant to construct the Improvements and Tenant shall contract directly with such “Contractor”.  Landlord shall file a Notice of Non-Responsibility regarding payments under Tenant’s contract with the Contractor.  Such general contractor (“Contractor”) shall be selected by Tenant from a list of general contractors supplied by Tenant and approved by Landlord.

4.1.2                     Tenant’s Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.  If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.

4.2                              Construction of Improvements by Tenant’s Agency.

4.2.1                     Construction Contract; Cost Budget.  Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval with regard to proper insurance and licensing requirements and any other areas which may adversely affect Landlord’s interest in the Project,  and which approval shall not be unreasonably withheld or delayed by more than five (5) business days after Landlord’s receipt of the Contract.  Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”).  Prior to the commencement of construction of the Improvements, Tenant shall supply Landlord with cash equal to one-half of the amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Improvements).  Tenant shall advance to Landlord the balance of the Over-

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Allowance Amount in cash as needed to pay Final Costs.  The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance.  In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Section 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2                     Tenant’s Agents.

4.2.2.1               Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following: (i) the Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Project manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Improvements.

4.2.2.2               Indemnity.  Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any Project permit or certificate of occupancy for the Premises.

4.2.2.3               Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Commencement Date.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Project and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.3.1                         Lien-Free Basis.  Tenant’s Contractor and agents shall perform all work on a lien-free basis.  If a lien is filed or recorded against the Project due to, or in any way associated with, the construction of the Improvements, Tenant agrees to have such lien released of record (in a manner and form approved by Landlord) within five (5) days of Landlord’s notice to Tenant regarding same.  If Tenant fails to cause the release of such lien within such five (5) day period to Landlord’s satisfaction, Landlord may cause the removal of such lien, and Tenant agrees to repay Landlord for all costs and expenses incurred by Landlord to release the lien (including, but not limited to, the payment of the amount stated in the lien, any filing, processing, recording and attorneys’ fees) within ten (10) days of Landlord’s request

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therefor, and such amount shall be considered Additional Rent due under the Lease.  If Tenant fails to pay Landlord as aforesaid, such failure shall be deemed an uncured noticed material default under the Lease, and Landlord may pursue any remedy provided for under the Lease, at law or in equity.

4.2.2.4               Insurance Requirements.

4.2.2.4.1                         General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2                         Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such  extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operating Coverage insurance, each in amounts not less than $500,000 for each incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3                         General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.3                     Governmental Compliance.  The Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) Project material manufacturer’s specifications.

4.2.4                     Inspection by Landlord.  Landlord shall have the right to inspect the Improvements at all times, provided however, that Landlord’s failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same.  Should Landlord disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Project, the structure or exterior appearance of the Project or any other tenant’s use of such other

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tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5                     Meetings.  Commencing upon the execution of this Lease, Tenant and Landlord shall hold meetings as required at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings.  One such meeting each month shall include the review of Contractor’s current request for payment.

4.3                        Notice of Completion; Copy of “As Built” Plans.  Within ten (10) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1                              Tenant’s Representative.  Tenant has designated John Prabhu as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2                              Landlord’s Representative.  Landlord shall designate an individual as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3                              Time of the Essence in This Tenant Work Letter.  Time is of the essence with respect to the performance by Tenant of every provision of this Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4                              Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

6

5.5                              Freight Elevators, Utilities and Parking.  During the period of construction of the Improvements, Landlord shall allow Tenant and Tenant’s Agents nonexclusive freight elevator service at no cost to Tenant, subject to reasonable scheduling by Landlord, use of Project utilities during normal Project hours without charge, and free parking in the Project parking facility.

5.6                              Additional Services.  If the construction of the Improvements shall require that additional services or facilities (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided by Landlord, then Tenant shall pay Landlord for such items at Landlord’s cost or at a reasonable charge if the item involves time of Landlord’s personnel only.  Electrical power and heating, ventilation and air conditioning shall be available to Tenant during normal business hours for construction purposes at no charge to Tenant.

5.7                              Construction Defects.  Landlord shall have no responsibility for the Improvements and Tenant will remedy, at Tenant’s own expense, and be responsible for any and all defects in the Improvements that may appear during or after the completion thereof whether the same shall affect the Improvements in particular or any parts of the Premises in general.  Tenant shall indemnify, hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Improvements constructed by Tenant or Tenant’s contractor or subcontractors, or by reason of inadequate cleanup following completion of the Improvements.

5.8                              Coordination of Labor.  All of Tenant’s contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord’s contractors or by any other tenant or its contractors with respect to any portion of the Project.

5.9                              Work in Adjacent Areas.  Any work to be performed in areas adjacent to the Premises shall be performed only after obtaining Landlord’s express written permission, which shall not be unreasonably withheld, conditioned or delayed, and shall be done only if an agent or employee of Landlord is present; Tenant will reimburse Landlord for the expense of any such employee or agent.

5.10                        HVAC Systems.  Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.

5.11                        Approval of Plans.  Landlord will not check Tenant drawings for building code compliance.  Approval of the Construction Drawings by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant’s responsibility to meet and comply with all federal, state, and local code requirements.  Approval of the Construction Drawings does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

5.12                        Substantial Completion.  For purposes of this Lease, “Substantial Completion” of the Improvements in the Premises shall occur upon (i) the completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture or equipment to be installed by Tenant; and (ii) issuance of a temporary certificate of occupancy.

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EXHIBIT “E”

JANITORIAL SPECIFICATIONS

1

STANDARD OFFICE LEASE

BY AND BETWEEN

9701-HEMPSTEAD PLAZA, LLC, a Delaware limited liability company, 9701-CAROLINA GARDENS LLC, a Delaware limited liability company, 9701-WEST POINT REALTY LLC, a Delaware limited liability company, 9701-DAKOTA LEASING LLC, a Delaware limited liability company and 9701-IOWA LEASING LLC, a Delaware limited liability company

COLLECTIVELY, AS LANDLORD,

AND

KENNEDY-WILSON, INC.,

a                                                   ,

AS TENANT

SUITES            AND 700

9701 Wilshire Boulevard, Beverly Hills, California

i

Page

ARTICLE 33 SIGNAGE/DIRECTORY	34

ARTICLE 34 TERMINATION RIGHT	35

ARTICLE 35 ARBITRATION	36

Exhibit “A”	Premises
Exhibit “B”	Rules and Regulations
Exhibit “C”	Notice of Term Dates and Tenant’s Proportionate Share
[Exhibit “D”	Tenant Work Letter]
Exhibit “E”	Guaranty of Lease

INDEX

Page(s)

Additional Rent	3
Alterations	10
Base Year	1
Basic Rental	1
Brokers	1
Commencement Date	1
Development	6
Direct Costs	3
Dispute Notice	7
Economic Terms	34
Estimate	6
Estimate Statement	6
Estimated Excess	6
Estoppel Certificate	23
Event of Default	19
Excess	6
Expansion Interest Notice	33
Expiration Date	1
First Offer Notice	33
First Offer Space	33
Force Majeure	24
Generator	26
Hazardous Material	25
Initial Installment of Basic Rental	2
Landlord	1
Landlord Parties	13
Landlord’s Recapture Costs	17
Landlord’s Recapture Notice	17
Laws	26
Lease	1
Lease Year	2
Operating Costs	4
Option Term	31
Options	31
Original Tenant	31
Outside Agreement Date	32
Parking Passes	2
Partnership Tenant	30
Permitted Use	1
Premises	1
Producer	26
Project	1
Real Property	3
Recapture Space	17
Review Notice	7
Review Period	6
Rules and Regulations	28
Security Deposit	1
Square Footage	1
Statement	6
Superior Leases	33
Superior Rights	33
Tax Costs	3
Tenant	1
Tenant Improvements	9
Tenant’s Proportionate Share	1
Tenant’s Signage	34
Term	1
Transfer	16

Page(s)

Transferee	17
Universal Waste	26